Exhibit 99.1

P R E S S   R E L E A S E

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flex.com	kevin.kessel@flex.com

FLEX REPORTS FIRST QUARTER FISCAL 2018 RESULTS

•                  Quarterly revenue of $6.0 billion, increasing 2% year-over-year

•                  GAAP diluted EPS of $0.23, Non-GAAP diluted EPS of $0.24

•                  First Quarter cash flow from operations of $138 million

•                  Repurchased 4.5 million shares for $74 million

San Jose, CA, July 27, 2017 — Flex (NASDAQ: FLEX), the Sketch-to-Scale™ solutions provider that designs and builds intelligent products for a connected world, today announced results for its first quarter ended June 30, 2017.

“Our Sketch-to-Scale strategy remains firmly on track as reflected in our first quarter results which were within guidance ranges,” said Mike McNamara, CEO at Flex. “While Fiscal 2018 is an investment year, we continue to evolve our portfolio and enter and create new markets that will generate meaningful value and expand the Company’s total available market.”

	Three-Month Periods Ended
(US$ in millions, except EPS)	June 30, 2017	July 01, 2016
Net sales	$6,008	$5,877
GAAP income before income taxes	$146	$117
Adjusted operating income	$178	$190
GAAP net income	$125	$106
Adjusted net income	$128	$149
GAAP EPS	$0.23	$0.19
Adjusted EPS	$0.24	$0.27

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

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First Quarter Fiscal 2018 Results of Operations

Net sales for the first quarter ended June 30, 2017 were just over $6.0 billion, growing 2% year-over-year and within the guidance range of $5.7 to $6.1 billion. GAAP income before income taxes was $146 million for the quarter and adjusted operating income was $178 million, within the range of guidance of $170 million to $200 million. GAAP net income was approximately $125 million and adjusted net income for the quarter was $128 million. GAAP EPS was $0.23 for the quarter and non-GAAP EPS was $0.24 for the quarter.

Cash Flow and Balance Sheet

For the three-month period ended June 30, 2017, Flex generated cash from operations of approximately $138 million and free cash flow of $19 million.  Strong cash flow generation funded share repurchases of approximately $74 million.  The Company remains committed to return over 50% of annual free cash flow to its shareholders and in the first quarter it repurchased $74 million of its shares or roughly 1% of its outstanding shares.  Flex ended the quarter with nearly $1.6 billion of cash on hand and total debt of $3.0 billion.  The balance sheet remains strong and is well-positioned to support the business over the long term.

Second Quarter Fiscal Year 2018 Guidance

For the second quarter ending September 29, 2017, revenue is expected to be in the range of $5.9 to $6.3 billion, GAAP EPS is expected to be in the range of $0.16 to $0.20 and includes stock-based compensation expense and intangible amortization.  The Company expects to sustain elevated levels of costs and investment, while maintaining its commitment to return value to shareholders.  Adjusted EPS is expected to be in the range of $0.24 to $0.28 per diluted share and reflects the increased level of investment.

Conference Calls and Webcasts

A conference call hosted by the Flex management team will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the first quarter ended June 30, 2017. The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flex.com. Additional information in the form of a slide presentation may also be found on the Company’s site. A replay of the broadcast will remain available on the Company’s website afterwards.

About Flex

Flex Ltd. (Reg. No. 199002645H) is the Sketch-to-Scale™ solutions provider that designs and builds intelligent products for a connected worldTM. With approximately 200,000 professionals across 30 countries, Flex provides innovative design, engineering, manufacturing, real-time supply chain insight and logistics services to companies of all sizes in various industries and end-markets. For more information, visit flex.com or follow us on Twitter @Flexintl. Flex – Live Smarter™

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This press release contains forward-looking statements within the meaning of U.S. securities laws including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; compliance with legal and regulatory requirements; that we may encounter difficulties with acquisitions and divestitures; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers and on customers with short product life cycles; geopolitical risk, including the termination and renegotiation of international trade agreements; that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

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SCHEDULE I

FLEX

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three-Month Periods Ended
	June 30, 2017	July 01, 2016
GAAP:
Net sales	$6,008,272	$5,876,813
Cost of sales	5,601,340	5,470,818
Gross profit	406,932	405,995
Selling, general and administrative expenses	250,811	239,546
Intangible amortization	19,901	21,598
Interest and other, net	26,876	24,399
Other charges (income), net (2)	(36,165)	3,529
Income before income taxes	145,509	116,923
Provision for income taxes	20,799	11,194
Net income	$124,710	$105,729

Earnings per share:
GAAP	$0.23	$0.19
Non-GAAP	$0.24	$0.27

Diluted shares used in computing per share amounts	538,633	551,029

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

	Three-Month Periods Ended
	June 30, 2017	July 01, 2016
GAAP gross profit	$406,932	$405,995
Stock-based compensation expense	3,319	2,433
Non-GAAP gross profit	$410,251	$408,428

GAAP income before income taxes	$145,509	$116,923
Stock-based compensation expense	21,796	23,797
Intangible amortization	19,901	21,598
Interest and other, net	26,876	24,399
Other charges (income), net (2)	(36,165)	3,529
Non-GAAP operating income	$177,917	$190,246

GAAP provision for income taxes	$20,799	$11,194
Intangible amortization benefit	1,766	1,850
Tax benefit on intangible assets	—	638
Non-GAAP provision for income taxes	$22,565	$13,682

GAAP net income	$124,710	$105,729
Stock-based compensation expense	21,796	23,797
Intangible amortization	19,901	21,598
Adjustments for taxes	(1,766)	(2,488)
Other charges (income), net (2)	(36,165)	—
Non-GAAP net income	$128,476	$148,636
Diluted earnings per share:
GAAP	$0.23	$0.19
Non-GAAP	$0.24	$0.27

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SCHEDULE III

FLEX

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of June 30, 2017	As of March 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,582,197	$1,830,675
Accounts receivable, net of allowance for doubtful accounts	2,325,845	2,192,704
Inventories	3,601,175	3,396,462
Other current assets	1,049,092	967,935
Total current assets	8,558,309	8,387,776

Property and equipment, net	2,346,440	2,317,026
Goodwill	1,039,069	984,867
Other intangible assets, net	453,957	362,181
Other assets	619,213	541,513
Total assets	$13,016,988	$12,593,363

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank borrowings and current portion of long-term debt	$45,661	$61,534
Accounts payable	4,781,036	4,484,908
Accrued payroll	359,353	344,245
Other current liabilities	1,572,198	1,613,940
Total current liabilities	6,758,248	6,504,627

Long-term debt, net of current portion	2,918,871	2,890,609
Other liabilities	530,091	519,851

Total shareholders’ equity	2,809,778	2,678,276

Total liabilities and shareholders’ equity	$13,016,988	$12,593,363

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SCHEDULE IV

FLEX

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three-Months Periods Ended
	June 30, 2017	July 1, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$124,710	$105,729
Depreciation, amortization and other impairment charges	131,396	129,500
Changes in working capital and other	(117,590)	28,703
Net cash provided by operating activities	138,516	263,932
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(124,851)	(159,103)
Proceeds from the disposition of property and equipment	5,476	15,722
Acquisition of businesses, net of cash acquired	(213,718)	(9,492)
Proceeds from divestiture of business, net of cash held in divested business	(616)	14,828
Other investing activities, net	(18,549)	26,261
Net cash used in investing activities	(352,258)	(111,784)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	—	75,018
Repayments of bank borrowings and long-term debt	(7,554)	(92,222)
Payments for repurchases of ordinary shares	(73,864)	(94,715)
Net proceeds from issuance of ordinary shares	696	3,966
Other financing activities, net	57,628	12,901
Net cash used in financing activities	(23,094)	(95,052)
Effect of exchange rates on cash and cash equivalents	(11,642)	14,669
Net (decrease) increase in cash and cash equivalents	(248,478)	71,765
Cash and cash equivalents, beginning of period	1,830,675	1,607,570
Cash and cash equivalents, end of period	$1,582,197	$1,679,335

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SCHEDULE V

FLEX AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, III, & IV

(1)         To supplement Flex’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies when applicable.

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Other charges, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or loss from certain divestitures and impairment charges associated with non-core investments.  We exclude these items because they are not related to the Company’s ongoing operating performance or do not affect core operations.  Excluding these amounts provide investors with a basis to compare Company performance against the performance of other companies without this variability.

For the three-month period ended June 30, 2017, Free Cash Flow was $19 million consisting of GAAP net cash flows from operating activities of approximately $138 million less purchases of property and equipment net of proceeds from dispositions of $119 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

(2)         During the three-month period ended June 30, 2017, the company sold its Wink business to an unrelated third-party venture backed company in exchange for contingent consideration fair valued at $59.0 million and recognized a gain on sale of $38.7 million, which is recorded in Other charges (income), net.